Exhibit 99.1

                         Pacific Capital Bancorp Reports
                14% Increase in Fourth Quarter Earnings Per Share


    SANTA BARBARA, Calif.--(BUSINESS WIRE)--Jan. 27, 2005--Pacific Capital Bancorp (Nasdaq:PCBC)

    Highlights

    -- Earnings per share of $0.32
    -- Net interest income increases 22% over Q4 2003
    -- Annualized loan growth of 15% during the quarter, excluding RALs

    Pacific Capital Bancorp (Nasdaq:PCBC), a community bank holding company with $6.0 billion in assets, today announced financial results for the fourth quarter ended December 31, 2004.
    Net income for the fourth quarter was $14.6 million, a 16% increase from $12.6 million in net income reported for the fourth quarter of 2003. Earnings per share for the fourth quarter of 2004 were $0.32, a 14% increase from earnings per share of $0.28 reported for the fourth quarter of 2003.
    Pacific Capital Bancorp's return on average equity (ROE) and return on average assets (ROA) for the fourth quarter of 2004 were 12.80% and 0.98%, respectively, compared to 12.90% and 1.04%, respectively, for the fourth quarter of 2003.
    For the full year 2004, net income was $88.3 million, or $1.92 per diluted share, a 17% increase from $75.7 million, or $1.64 per diluted share reported for 2003.
    "The fourth quarter capped a very strong year for the Bank in which we generated double-digit increases in loans, deposits, and earnings per share," said William S. Thomas, Jr., President and Chief Executive Officer of Pacific Capital Bancorp. "Our efforts to expand our leasing, consumer and small business lending relationships continued to drive significant loan growth during the fourth quarter, while our strong asset quality and recovery efforts resulted in a lower than expected provision for credit losses. We also continued to reposition the securities portfolio during the fourth quarter in order to enhance our investment income in future quarters."

    Income Statement

    Throughout this press release, the Company has presented certain amounts and ratios that are computed both with and without the impact of the Company's Refund Anticipation Loan (RAL) and Refund Transfer (RT) programs. The Company's management utilizes the non-RAL/RT information in the evaluation of its core banking operations and believes that the investment community also finds this information valuable. The information that excludes balances and results of the RAL/RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in tables at the end of this release.

    -- Other income for the fourth quarter 2004 was $343,000, compared with $854,000 in the same period of the previous year. The decline is primarily attributable to fewer sales of residential real estate loans and higher losses on CRA qualified investments.

    During the fourth quarter, total interest income was $80.3 million, compared with $62.6 million in the same quarter of 2003. The increase in total interest income was primarily attributable to the growth in the loan portfolio and increased securities holdings.
    Total interest expense for the fourth quarter of 2004 was $19.9 million, compared with $13.2 million for the fourth quarter of 2003. The increase in total interest expense resulted from the growth in deposits over the past year, as well as higher borrowings incurred to support loan growth and the purchase of securities in connection with the Company's leveraging strategy, as discussed in earnings releases for prior quarters.
    Net interest margin for the fourth quarter of 2004 was 4.50%, which compares with 4.53% in the fourth quarter of 2003. Exclusive of RALs in both periods, net interest margin in the fourth quarter of 2004 was 4.53%, which compares with 4.53% in the fourth quarter of 2003. This also compares with a net interest margin of 4.48% in the third quarter of 2004, exclusive of RALs. The sequential quarter increase in net interest margin is primarily attributable to the impact of recent increases in prevailing interest rates on the Bank's balance sheet.
    Non-interest revenue was $12.4 million, compared with $12.7 million in the fourth quarter of 2003. The decline in non-interest revenue was largely due to losses taken in the securities portfolio in the fourth quarter of 2004 as compared to gains in the fourth quarter of 2003. In response to rising interest rates and to enhance future interest income, the Company continued to reposition the investment portfolio by selecting securities and selling them at a loss and purchasing higher yielding securities with the proceeds. As a result, the Company's net gain or loss on securities transactions declined by approximately $955,000 from the previous year. In the fourth quarter of 2004, the Company recorded a net loss on securities transactions of approximately $529,000, compared with a net gain of approximately $426,000 in the fourth quarter of 2003.
    Excluding gains on sales of securities, non-interest revenue increased to $12.9 million in the fourth quarter of 2004 from $12.2 million in the same period of the prior year.

    Total non-interest revenue also includes the following items:

    -- Service charges on deposit accounts increased during the fourth quarter of 2004 to $4.3 million, up 8.4% over the fourth quarter of 2003.

    -- Fees generated by the Company's Trust & Investment Services Division in the fourth quarter of 2004 were $3.9 million, a 2.9% increase from $3.8 million in the fourth quarter of 2003.

    -- Income from other service charges, commissions and fees for the quarter ended December 31, 2004, was $4.3 million, compared with $3.5 million recorded in the same period for the previous year. The increase is primarily attributable to higher fees from debit cards, interest rate swaps, stand-by letters of credit, and the servicing of SBA loans.

    The Company's operating efficiency ratio for the fourth quarter of 2004 was 64.77%, compared with 65.88% in the same period last year. Excluding the impact of the RAL/RT programs in these periods, the Company's operating efficiency ratio for the fourth quarter of 2004 was 61.81%, compared with 62.51% in the same period last year and 57.78% in the third quarter of 2004. The increase in the operating efficiency ratio (excluding RALs) from the previous quarter is primarily attributable to higher expenses resulting from one-time payments made to executives from PCCI related to employment agreements signed at the time of the acquisition, as well as increases in Sarbanes-Oxley compliance costs.

    Balance Sheet

    Total gross loans were $4.06 billion at December 31, 2004, compared to $3.92 billion at September 30, 2004. Excluding short-term holiday loans that pay off in January, total gross loans increased at an annualized rate of 10% during the quarter. The growth in the loan portfolio during the fourth quarter of 2004 was primarily attributable to 36% annualized growth in commercial equipment leasing and 37% annualized growth in home equity loans.
    Total deposits were $4.51 billion at December 31, 2004, compared to $4.42 billion at September 30, 2004, and $3.85 billion at December 31, 2003. Average noninterest-bearing demand deposits increased 13% to $1.01 billion during the fourth quarter of 2004, from $897 million during the fourth quarter of 2003.
    Loans and deposits added through the acquisition of Pacific Crest Capital in March 2004 are shown in the financial tables at the end of the release.

    Asset Quality and Capital Ratios

    In the fourth quarter of 2004, the Company recorded a provision for credit losses (non-RALs) of $1.4 million versus a provision of $2.4 million for the same period last year. Total provision for credit losses included a negative provision of $486,000 related to the RAL program in the fourth quarter of 2004, and a negative provision of $978,000 related to the RAL program in the fourth quarter of 2003.
    In addition to general stability within the loan portfolio, total provision for credit losses was positively impacted in the fourth quarter of 2004 by $3.4 million in non-RAL recoveries, including two large commercial recoveries totaling $2.5 million.
    At December 31, 2004, the allowance for credit losses (excluding RALs) was $53.1 million, or 1.31% of total loans, compared to $51.9 million, or 1.32% of total loans, at September 30, 2004. This compares with the industry average of 1.46% of total loans for the Company's peer group. All peer group comparisons are based on data provided as of September 30, 2004.
    Total nonperforming assets, which include nonperforming loans and OREO, were $25.4 million dollars at December 31, 2004, a decrease of $1.6 million from the end of the previous quarter. Total nonperforming assets at the end of the fourth quarter of 2004 represented 0.42% of total assets (excluding RALs), a decline from 0.47% of total assets at September 30, 2004. This compares with the Company's peer group average of 0.54% of total assets.
    The Company's ratio of allowance to nonperforming loans (excluding RALs) was 236% at December 31, 2004, compared to 215% at September 30, 2004, and to the peer group average of 196%.
    Net charge-offs (excluding RALs) were negative $866,000 for the three months ended December 31, 2004, compared with net charge-offs (excluding RALs) of negative $1.1 million for the three months ended September 30, 2004.
    Annualized net charge-offs to total average loans (both excluding RALs) were negative 0.09% for the three months ended December 31, 2004, compared with negative 0.11% for the three months ended September 30, 2004. This compares with the Company's peer group average of 0.37%.
    The Company's capital ratios continue to be above the well-capitalized guidelines established by bank regulatory agencies.

    2005 RAL and RT Programs

    Based on the initial weeks of the 2005 RAL/RT season, the Company now expects its overall transaction volume in these programs to increase by approximately 15% and expects the product mix to be roughly the same as in the 2004 season, which represented 29% RALs and 71% RTs.
    As previously announced, in accordance with the terms of the new agreement with Jackson Hewitt, Pacific Capital has assumed the credit risk related to RALs that was previously borne by Jackson Hewitt in exchange for a higher percentage of the RAL fee. As a result, the Company expects both net charge-offs and total interest income related to the RAL/RT programs to be significantly higher in the first quarter of 2005 than in previous years. On a net basis, the Company expects the increase in total interest income to more than offset the increase in net charge-offs, resulting in an increase in profitability from the RAL/RT programs.
    As a by-product of the new agreement with Jackson Hewitt, the Company also expects that a larger percentage of its RAL-related income will be recognized in the second quarter than in prior years. The Company estimates that approximately 84% of its 2005 RAL-related income will be recorded in the first quarter and approximately 19% will be recorded in the second quarter. The RAL program generates minimal revenue in the second half of the year, but expenses continue to be incurred, which results in the program generating a net loss in the third and fourth quarters. As a result, the first half of the year generates more than 100% of the RAL-related income, which is then offset by losses later in the year.

    Outlook

    For the full year 2005, Pacific Capital Bancorp expects fully diluted earnings per share to range between $2.02 and $2.12.
    In the first quarter of 2005, the Company expects earnings per share to range between $0.87 and $0.93.
    The Company's 2005 guidance is based on the following assumptions (excluding the impact of any potential acquisitions):

    Loan growth: 6%-7%
    Deposit growth: 4.5%-5.5%
    Provision for credit losses (non RALs): $18 million - $19 million Operating efficiency ratio: 46% - 48%
    Net interest margin (non RAL): 4.45% - 4.55%

    Commenting on the outlook for 2005, Thomas said, "We expect loan production to remain healthy across all segments, although we anticipate that the repayment of three large commercial real estate loans totaling approximately $60 million will impact our overall loan growth. In addition, we had an improvement in credit quality and a large amount of recoveries in 2004 that reduced the level of provision for credit losses that we needed to record. We will not have the same amount of recovery opportunities in 2005, and as such, we expect our provision for credit losses will increase by approximately $15 million, which is an appropriate level for a portfolio of our size and growth rate.
    "Despite these issues that will result in challenging comparisons throughout 2005, we expect to post another solid year of earnings growth. We have a number of businesses that are in strong growth modes including leasing, consumer and small business lending and the RAL/RT programs. We also continue to be active in our exploration of additional mergers and acquisitions that can support our growth strategy. Our last acquisition, Pacific Crest Capital, has more than met our expectations so far, and we hope to identify additional opportunities that can provide a good return for our shareholders," said Thomas.

    Conference Call and Webcast

    The Company will hold a conference call today at 11:00 a.m. Eastern time / 8:00 a.m. Pacific time, to discuss its fourth quarter 2004 results. To access a live webcast of the conference call, log on at the Shareholder Relations page of the Company's website at www.pcbancorp.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.
    Pacific Capital Bancorp is the parent company of Pacific Capital Bank, N.A., a nationally chartered bank that operates 45 branches under the brand names of Santa Barbara Bank & Trust, First National Bank of Central California, South Valley National Bank, San Benito Bank and Pacific Capital Bank.

    Forward Looking Statements

    This press release contains forward-looking statements with respect to the financial condition, results of operation and business of Pacific Capital Bancorp. These include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets, the Company's de novo branching and acquisition efforts, the operating characteristics of the Company's income tax refund programs and the economic conditions within its markets. These forward-looking statements involve certain risks and uncertainties, many of which are beyond the Company's control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:
(1) increased competitive pressure among financial services companies; (2) changes in the interest rate environment reducing interest margins or increasing interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in the State of California; (4) the occurrence of future terrorist acts; (5) reduced demand for or earnings derived from the Company's income tax refund loan and refund transfer programs; (6) legislative or regulatory changes adversely affecting the business in which Pacific Capital Bancorp engages; (7) unfavorable conditions in the capital markets; (8) difficulties in opening additional branches or integrating acquisitions; and (9) other risks detailed in reports filed by Pacific Capital Bancorp with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and Pacific Capital Bancorp does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

    Non-GAAP Amounts and Measures

    This press release contains amounts and ratios that are computed excluding the results of operations of the RAL/RT programs and/or exclude asset and liability balances related to those programs. Because they relate to the filing of individual tax returns, these programs are activities primarily during the first and third quarters of each year. These programs comprise one of the Company's operating segments for purposes of segment reporting in the Company's quarterly and annual reports to the SEC. The Company's Management believes analysts and investor find this information useful for the same reason that Management uses it internally, namely, it provides more comparability with virtually all of the rest of the Company's peers that do not operate such programs.
    The information that excludes balances and results of the RAL/RT programs is reconciled to the consolidated information prepared in accordance with Generally Accepted Accounting Principles in several tables at the end of this release.
    In addition to the non-GAAP measures computed related to the Company's balances and results exclusive of its RAL and RT programs, this filing contains other financial information determined by methods other than in accordance with GAAP. Management uses these non-GAAP measures in their analysis of the business and its performance. In particular, net interest income, net interest margin and operating efficiency are calculated on a fully tax-equivalent basis ("FTE"). Management believes that the measures calculated on a FTE basis provide a useful picture of net interest income, net interest margin and operating efficiency for comparative purposes. Net interest income and net interest margin on a FTE basis is determined by adjusting net interest income to reflect tax-exempt interest income on an equivalent before-tax basis. The efficiency ratio also uses net interest income on a FTE basis.


PACIFIC CAPITAL BANCORP Summary Financial Data (Unaudited) (In thousands except per share earnings):

                       For the Three-Month        For the Twelve-Month
                         Periods Ended                Periods Ended
                          December 31,                 December 31,
                         2004      2003             2004        2003

Interest income from:
  Loans               $   63,978  $  48,668    $  267,830    $ 226,413
  Securities              16,355     13,783        60,533       44,713
  Federal funds sold
   and resell
    agreements                 1         94           748        1,050
  Commercial paper             -         13             -           13
     Total interest
     income               80,334     62,558        329,111     272,189
Interest expense on:
  Deposits                12,232      8,385         42,142      36,161
  Federal funds
    purchased and
    repurchase
    agreements               616        126          1,589         743
  Other borrowed
    funds                  7,046      4,672         25,480      17,029
      Total interest
      expense             19,894     13,183         69,211      53,933
Net interest income       60,440     49,375        259,900     218,256
Provision for credit
  losses-RALs               (486)      (978)         8,468       8,530
Provision for credit
  losses--non RAL          1,390      2,359          3,497       9,756
  Net interest income
    after provision
    for credit losses     59,536     47,994        247,935     199,970
Noninterest revenue:
  Service charges on
    deposits               4,330      3,996         16,529      15,464
  Trust fees               3,928      3,818         15,429      14,399
  Refund transfer
    fees                      52         78         21,049      19,841
  Other service
    charges,
    commissions and
    fees, net              4,269      3,494         17,756      16,939
  Net gain on sale of
    RALs                      --         --          2,945       8,031
  Net gain/(loss) on
    securities
    transactions            (529)       426         (2,018)      2,018
  Other income               343        854          3,945       3,589
    Total noninterest
    revenue               12,393     12,666         75,635      80,281
Operating expense:
  Salaries and
    benefits              26,558     20,444         98,723      83,902
  Net occupancy
    expense                3,841      3,777         15,085      14,744
  Equipment expense        2,377      2,346          8,939       9,156
  Other expense           15,763     15,107         60,300      54,436
    Total operating
    expense               48,539     41,674        183,047     162,238
Income before income
    taxes                 23,390     18,986        140,523     118,013
Income taxes               8,776      6,389         52,212      42,342
    Net income        $   14,614  $  12,597    $    88,311   $  75,671

Earnings per share
    - basic           $     0.32  $    0.28    $      1.94   $    1.66
Earnings per share
    - diluted         $     0.32  $    0.28    $      1.92   $    1.64

Average shares for
  basic earnings per
    share                 45,684     45,263         45,535      45,646
Average shares for
  diluted earning per
    share                 46,107     45,671         45,911      46,083
Taxable equivalent
    adjustment        $    1,580  $   1,643    $     6,347   $   6,579

Net interest margin
  (tax-equivalent)         4.50%      4.53%          5.02%       5.20%

Operating efficiency
 ratio (tax-equivalent)   64.77%     65.88%         53.23%      53.53%


Return on average
    equity                12.80%     12.90%         20.38%      19.44%
Return on average
    assets                 0.98%      1.04%          1.55%       1.63%

Charge-offs -- RAL    $      --   $      --    $    12,511   $  13,712
Charge-offs --
    non RAL                2,576      7,339         15,761      20,589
Charge-offs -- total  $    2,576  $   7,339    $    28,272   $  34,301

Recoveries -- RAL     $      197  $     978    $     4,043   $   5,182
Recoveries- non RAL        3,442      1,539         10,704       6,562
Recoveries- total     $    3,639  $   2,517    $    14,747   $  11,744

Net charge-offs
    -- RAL            $     (197) $    (978)   $     8,468   $   8,530
Net charge-offs
    -- non RAL              (866)     5,800          5,057      14,027
Net charge-offs
    -- total          $   (1,063) $   4,822    $    13,525   $  22,557


Annualized net charge
 -offs to average
    loans - incl RAL      -0.11%      0.61%          0.36%       0.72%
Annualized net charge
 -offs to average
    loans - non RAL       -0.09%      0.74%          0.14%       0.46%


EOP Balance Sheet
(in thousands)                                   As of       As of
*Includes SFAS 115 adjustment                   12/31/04     12/31/03
     for investment securities
ASSETS:
  Cash and due from banks                    $  133,116   $  150,010
  Federal funds sold & repos                         --       33,010
    Cash and cash equivalents                   133,116      183,020
Securities - available-for-sale *             1,524,874    1,317,962
Loans:
  Commercial loans                              787,482      681,722
  Consumer loans (inc. home equity)             552,687      434,708
  Tax refund loans                                   --           --
  Leasing                                       234,189      149,641
  Commercial real estate loans                1,583,437    1,103,957
  Residential real estate loans                 901,679      809,032
  Other Loans                                     2,820        1,819
    Total loans                               4,062,294    3,180,879
    Less: allowance for credit losses            53,133       49,550
        Net loans                             4,009,161    3,131,329
Premises, equipment and other long-term
    assets                                       98,857       73,959
Accrued interest receivable                      24,000       19,608
Goodwill                                        108,228       30,048
Other intangible assets                           5,321        2,962
Other assets                                    114,780      100,742
        TOTAL ASSETS                         $6,018,337   $4,859,630

LIABILITIES & SHAREHOLDERS' EQUITY:
(in thousands)                                   As of        As of
                                                12/31/04     12/31/03

Deposits:
   Noninterest bearing demand deposits        $1,013,772   $  924,106
   Interest bearing deposit                    3,498,518    2,930,611
      Total Deposits                           4,512,290    3,854,717
Repos & FF purchased                             179,041       58,339
Long-term debt and other borrowings              823,122      499,548
Obligations under capital lease                    7,705           --
Other liabilities                                 36,130       47,978
   Total Liabilities                           5,558,288    4,460,582
Shareholders' equity                             460,049      399,048
   Total Liabilities and Shareholders'
    equity                                    $6,018,337   $4,859,630

Actual shares
  outstanding at end of period         45,719       45,284     45,284

Book value per share                  $ 10.06   $     8.81   $   8.81
Tangible book value per share            7.58         8.08       8.08

Nonperforming assets:
  Loans past due 90 days or
     more and still accruing          $   820   $      763
  Nonaccrual loans                     21,701       42,412
  Total nonperforming loans            22,521       43,175
  Other real estate owned and
    other foreclosed assets             2,910           --
Total nonperforming assets            $25,431   $   43,175
Nonperforming loans as a
    percentage of total loans
    (excl RAL)                          0.55%        1.36%

Nonperforming assets as a
    percentage of total assets
    (excl RAL)                          0.43%        0.89%

Allowance for non-RAL credit losses
    as a percentage of nonperforming
    loans                                236%         115%

Allowance for non-RAL credit losses
    as a percentage of total loans      1.31%        1.56%


Average balances for the last five quarters:
(in thousands)                      Average      Average      Average
*Exclusive of SFAS 115 adj.          4Q04         3Q04         2Q04
    for investment securities
ASSETS:
Earning Assets:
 Commercial paper                $       --     $      --   $       --
 Federal funds sold & repos             393        41,596       37,312
   Total money market
     instruments                        393        41,596       37,312
 Taxable securities*              1,312,123     1,287,004    1,262,649
 Tax-exempt securities*             185,455       181,982      183,620
  Total securities*               1,497,578     1,468,986    1,446,269
 Commercial loans                   778,128       755,784      733,655
 Consumer loans
    (inc. home equity)              509,710       472,466      438,631
 Tax refund loans                       515         2,507       25,312
 Leasing                            223,074       201,586      175,668
 Commercial real
  estate loans                    1,579,228     1,521,761    1,492,719
 Residential real
  estate loans                      886,492       856,216      831,658
 Other Loans                          3,091         7,866       11,335
    Total loans                   3,980,238     3,818,186    3,708,978
       Total earning assets       5,478,209     5,328,768    5,192,559
Non-earning assets
  (inc. credit loss allow)          429,240       426,965      399,239
       TOTAL*                     5,907,449     5,755,733    5,591,798
SFAS 115 Adj on Investment
   Securities                        20,966         (2,832)     32,045
TOTAL ASSETS                     $5,928,415     $5,752,901  $5,623,843

LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing deposits:
 Savings and interest bearing
    transaction accounts         $2,002,500     $1,966,956  $1,900,341
Time certificates of deposit      1,495,094      1,478,049   1,420,863
Total interest-
  bearing deposits                3,497,594      3,445,005   3,321,204
Repos & FF purchased                127,916         59,133      94,635
Other borrowings                    784,071        763,174     710,382
Obligations under capital lease       7,672          7,655           -
 Total borrowed funds               919,659        829,962     805,017
  Total interest-
   bearing liabilities            4,417,253      4,274,967   4,126,221
Non-interest demand deposits      1,010,492        999,924     979,903
Other liabilities                    46,593         46,863      76,440
Total liabilities                 5,474,338      5,321,754   5,182,564
Shareholders' equity                454,077        431,147     441,279
       TOTAL                     $5,928,415     $5,752,901   5,623,843

Average balances for the last five quarters:
(in thousands)                              Average        Average
*Exclusive of SFAS 115 adj.                 1Q04            4Q03
    for investment securities
ASSETS:
Earning Assets:
 Commercial paper                       $       --      $    4,399
 Federal funds sold & repos                 176,849         44,393
   Total money market
     instruments                            176,849         48,792
 Taxable securities*                      1,125,172      1,103,982
 Tax-exempt securities*                     185,822        188,866
  Total securities*                       1,310,994      1,292,848
 Commercial loans                           697,951        672,343
 Consumer loans
    (inc. home equity)                      428,051        415,399
 Tax refund loans                           384,967             --
 Leasing                                    155,298        143,702
 Commercial real
  estate loans                            1,222,333      1,091,512
 Residential real
  estate loans                              816,939        797,491
 Other Loans                                  4,456          2,548
    Total loans                           3,709,995      3,122,995
       Total earning assets               5,197,838      4,464,635
Non-earning assets
  (inc. credit loss allow)                  317,730        310,677
       TOTAL*                             5,515,568      4,775,312
SFAS 115 Adj on Investment
   Securities                                22,213         17,140
TOTAL ASSETS                            $ 5,537,781     $4,792,452


LIABILITIES & SHAREHOLDERS' EQUITY:
Interest-bearing deposits:
 Savings and interest bearing
    transaction accounts                $ 1,730,866     $1,657,209
Time certificates of deposit              1,393,960      1,275,454
Total interest-
  bearing deposits                        3,124,826      2,932,663
Repos & FF purchased                        200,576         56,786
Other borrowings                            607,776        464,923
Obligations under capital lease                   -              -
 Total borrowed funds                       808,352        521,709
  Total interest-
   bearing liabilities                    3,933,178      3,454,372
Non-interest demand deposits              1,212,054        896,961
Other liabilities                           (13,816)        53,728
Total liabilities                         5,131,416      4,405,061
Shareholders' equity                        406,365        387,391
       TOTAL                            $ 5,537,781     $4,792,452


Net Interest Income
  for the last 5 quarters        Actual     Actual     Actual
  (tax equivalent basis)          4Q04       3Q04       2Q04

Interest Income:
  Commercial loans            $  12,259 $ 11,622  $  10,433
  Consumer loans
     (inc. home equity)           9,765    7,585      7,255
  Tax refund loans                   48       53      1,494
  Leasing loans                   5,011    4,601      4,097
  Commercial real
   estate loans                  24,716   24,605     22,056
  Residential real
   estate loans                  12,302   12,014     11,594
  Other Loans                        20       22         24
     Total loan income           64,121   60,502     56,953
  Taxable securities             13,784   13,470     11,908
  Tax-exempt securities           4,008    4,017      4,055
   Total securities income       17,792   17,487     15,963
   Total money market income          1      163        103
    Total interest income        81,914   78,152     73,019

Interest expense:
  Interest-bearing deposits:
    Interest bearing demand dep   3,655    3,442      2,902
    Time deposits                 8,577    7,582      6,996
      Total interest-
        bearing deposits         12,232   11,024      9,898
  Repos & Fed funds purchased       616      216        223
  Other borrowings                7,046    7,184      5,875
    Total other interest          7,662    7,400      6,098
      Total interest expense     19,894   18,424     15,996

Tax equivalent net
   interest income            $  62,020 $ 59,728  $  57,023
Tax equivalent adjustment        (1,580)  (1,569)    (1,590)
Reported net interest income  $  60,440 $ 58,159  $  55,433

Net Interest Income
  for the last 5 quarters         Actual     Actual
  (tax equivalent basis)           1Q04       4Q03

Interest Income:
  Commercial loans            $  9,672   $  9,151
  Consumer loans
     (inc. home equity)          7,906      8,121
  Tax refund loans              34,945         19
  Leasing loans                  3,696      3,513
  Commercial real
   estate loans                 18,912     16,825
  Residential real
   estate loans                 11,582     11,112
  Other Loans                       15         18
     Total loan income          86,728     48,759
  Taxable securities            11,029     11,061
  Tax-exempt securities          4,134      4,274
   Total securities income      15,163     15,335
   Total money market income       481        107
    Total interest income      102,372     64,201

Interest expense:
  Interest-bearing deposits:
    Interest bearing demand      2,430      2,325
    Time deposits                6,558      6,060
      Total interest-
        bearing deposits         8,988      8,385
  Repos & Fed funds purchase       534        126
  Other borrowings               5,375      4,672
    Total other interest         5,909      4,798
      Total interest expense    14,897     13,183

Tax equivalent net
   interest income           $  87,475  $  51,018
Tax equivalent adjustment       (1,607)    (1,643)
Reported net interest income $  85,868  $  49,375


                            For the Three-Month   For the Twelve-Month
                                Periods Ended        Periods Ended
                                    Dec. 31,            Dec. 31,
RAL Income Statement               2004     2003     2004       2003

Interest income               $      48  $    19   $ 36,673   $ 31,984
Interest expense                    130       21      1,118        814
Net interest income                 (82)      (2)    35,555     31,170
Provision-RAL                      (486)    (978)     8,468      8,530
RT fees                              52       78     21,049     19,841
Gain on sale of loans                --       --      2,945      8,031
Other service charges,
    commissions and fees, net       908      511      4,873      4,263
Total noninterest income            960      586     28,867     32,133
Staff expense                       662      579      5,089      4,441
Other expense                     2,101    1,920     10,021      9,032
Noninterest expense               2,763    2,499     15,110     13,473
Income before income taxes       (1,399)    (937)    40,844     41,300
Income taxes                       (588)    (394)    17,175     17,367
Net income                         (811)    (543)    23,669     23,933


RAL AMOUNTS USED IN COMPUTATION OF NET INTEREST MARGIN EXCLUSIVE
OF RALs

                                            Three Months Ended
                                            December 31, 2004
                                                             Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Average consumer loans               $  510,225 $      515 $   509,710
Average loans                         3,980,238        515   3,979,723
Average total assets                  5,928,415     91,224   5,837,191
Average earning assets                5,478,209     19,834   5,458,375
Average certificates of deposit       1,495,094        913   1,494,181
Average interest bearing liabilities  4,417,253      7,435   4,409,818
Consumer loans interest income            9,813         48       9,765
Loan interest income                     63,978         48      63,930
Interest income                          80,334         48      80,286
Interest expense                         19,894        130      19,764
Net interest income                      60,440        (82)     60,522
Tax equivalent adjustment                 1,580         --       1,580


                                            Three Months Ended
                                            December 31, 2003
                                                             Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Average consumer loans               $  415,399 $       -- $   415,399
Average loans                         3,122,995         --   3,122,995
Average total assets                  4,792,452     43,861   4,748,591
Average earning assets                4,464,635         --   4,464,635
Average certificates of deposit       2,932,663      2,000   2,930,663
Average interest bearing liabilities  3,454,372      2,000   3,452,372
Consumer loans interest income            8,140         19       8,121
Loan interest income                     48,668         19      48,649
Interest income                          62,558         19      62,539
Interest expense                         13,183         21      13,162
Net interest income                      46,375         (2)     49,377
Tax equivalent adjustment                 1,643         --       1,643


                                            Twelve Months Ended
                                            December 31, 2004
                                                             Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Average consumer loans               $  565,142 $  102,769 $   462,373
Average loans                         3,804,869    102,769   3,702,100
Average total assets                  5,707,971    392,547   5,315,424
Average earning assets                5,299,914    185,658   5,114,256
Average certificates of deposit       1,447,208     11,718   1,435,490
Average interest bearing liabilities  4,188,768    225,992   3,962,776
Consumer loans interest income           69,051     36,540      32,511
Loan interest income                    267,830     36,540     231,290
Interest income                         329,111     36,673     292,438
Interest expense                         69,211      1,118      68,093
Net interest income                     259,900     35,555     224,345
Tax equivalent adjustment                 6,347         --       6,347

                                            Twelve Months Ended
                                            December 31, 2003
                                                             Excluding
(dollars in thousands)              Consolidated   RAL/RT      RAL/RT

Average consumer loans               $  523,033 $  121,659 $   401,374
Average loans                         3,151,328    121,659   3,029,669
Average total assets                  4,645,654    139,794   4,505,860
Average earning assets                4,326,896    121,659   4,205,237
Average certificates of deposit       2,831,358     11,604   2,819,754
Average interest bearing liabilities  3,267,652     11,604   3,256,048
Consumer loans interest income           61,749     31,712      30,037
Loan interest income                    226,413     31,712     194,701
Interest income                         272,189     31,984     240,205
Interest expense                         53,933        814      53,119
Net interest income                     218,256     31,170     187,086
Tax equivalent adjustment                 6,579         --       6,579


RECONCILIATION OF OTHER AMOUNTS WITH AND WITHOUT RAL/RT AMOUNTS

                                           Three Months Ended
                                           December 31, 2004
                                                             Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Other service charges,
   commissions and fees              $    4,269   $    908  $    3,361
Noninterest revenue                      12,393        960      11,433
Operating expense                        48,539      2,763      45,776
Provision for credit losses                 904       (486)      1,390
Income before taxes                      23,390     (1,399)     24,789
Provision for income tax                  8,776       (588)      9,364
Net income                               14,614       (811)     15,425

                                           Three Months Ended
                                           September 30, 2004
                                                             Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Other service charges,
   commissions and fees              $    3,816   $    474  $    3,342
Noninterest revenue                      11,241        659      10,582
Operating expense                        43,349      2,177      41,172
Provision for credit losses               2,740         --       2,740
Income before taxes                      23,311     (1,486)     24,797
Provision for income tax                  8,752       (625)      9,377
Net income                               14,559       (861)     15,420

                                            Three Months Ended
                                            December 31, 2003
                                                             Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Other service charges,
   commissions and fees              $    3,494   $    511  $    2,983
Noninterest revenue                      12,666        586      12,080
Operating expense                        41,674      2,499      39,175
Provision for credit losses               1,381       (978)      2,359
Income before taxes                      18,986       (937)     19,923
Provision for income tax                  6,389       (394)      6,783
Net income                               12,597       (543)     13,140

                                           Twelve Months Ended
                                            December 31, 2004
                                                             Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Other service charges,
   commissions and fees              $   17,756   $  4,873  $   12,883
Noninterest revenue                      75,635     28,867      46,768
Operating expense                       183,047     15,110     167,937
Provision for credit losses              11,965      8,468       3,497
Income before taxes                     140,523     40,844      99,679
Provision for income tax                 52,212     17,175      35,037
Net income                               88,311     23,669      64,642

                                           Twelve Months Ended
                                            December 31, 2003
                                                             Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Other service charges,
   commissions and fees              $   16,939   $  4,263  $   12,676
Noninterest revenue                      80,281     32,133      48,148
Operating expense                       162,238     13,473     148,765
Provision for credit losses              18,286      8,530       9,756
Income before taxes                     118,013     41,300      76,713
Provision for income tax                 42,342     17,367      24,975
Net income                               75,671     23,933      51,738

RATIOS INCLUDING AND EXCLUDING RAL/RT

                               Three Months Ended
                               December 31, 2004
                                             Excluding
                              Consolidated     RALs
Return on average assets          0.98%        1.05%
Return on average equity*        12.80%       13.51%
Operating efficiency             64.77%       61.81%
Net interest margin               4.50%        4.53%

                                Twelve Months Ended
                                 December 31, 2004
                                             Excluding
                              Consolidated     RALs
Return on average assets          1.55%        1.22%
Return on average equity*        20.38%       14.92%
Operating efficiency             53.23%       60.09%
Net interest margin               5.02%        4.51%


                               Three Months Ended
                               December 31, 2003
                                            Excluding
                              Consolidated    RALs
Return on average assets          1.04%        1.10%
Return on average equity*        12.90%       13.46%
Operating efficiency             65.88%       62.51%
Net interest margin               4.53%        4.53%

                                Twelve Months Ended
                                 December 31, 2003
                                            Excluding
                              Consolidated    RALs
Return on average assets          1.63%        1.15%
Return on average equity*        19.44%       13.29%
Operating efficiency             53.53%       62.04%
Net interest margin               5.20%        4.61%

* The denominator for these ratios is consolidated equity. No attempt has been made to allocate a specific amount of capital to the RAL/RT programs.

                                              December 31, 2004
End of Period Balances                                       Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Total loans                          $4,062,294   $     --  $4,062,294
Noninterest bearing deposits          1,013,772     16,153     997,619
Total deposits                        4,512,290     16,153   4,496,137

                                              December 31, 2003
End of Period Balances                                       Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Total loans                          $3,180,879   $     --  $3,180,879
Noninterest bearing deposits            924,106      4,538     919,568
Total deposits                        3,854,717      6,538   3,848,179

                                              September 30, 2004
End of Period Balances                                       Excluding
(dollars in thousands)             Consolidated    RAL/RT      RAL/RT

Total loans                          $3,917,945   $  1,412  $3,916,533
Noninterest bearing deposits            992,351     19,295     973,056
Total deposits                        4,417,233     21,295   4,395,938


Balances acquired in the purchase of PCCI on March 5, 2004 ($ in millions at fair value):

Loans                          $412
Securities                     $131
Deposits                       $282


    CONTACT: Pacific Capital Bancorp
             Deborah Whiteley, 805-884-6680
             whiteley@pcbancorp.com